UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

Commission file number 000-56021

ACREAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-1463868
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

366 MADISON AVENUE, 14TH FLOOR
New York	New York	10017	United States
(Address of principal executive offices, including zip code)
(646) 600-9181
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class E subordinate voting shares	ACRHF	OTC Markets Group Inc.
Class D subordinate voting shares	ACRDF	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

    At the Annual General Meeting of Shareholders of Acreage Holdings, Inc. (the “Company”) held on June 13, 2023 (the “Annual Meeting”), the Company’s shareholders (the “Shareholders”) voted on two proposals as described below. The number of votes cast for and number of votes withheld with respect to each matter voted upon are set forth below.

1.The individuals listed below were elected at the Annual Meeting to serve as directors of the Company until the next annual general meeting or until each of their respective successors have been duly elected or appointed:

Director Nominee	Shares Voted in Favor of	Shares Withholding Authority
John Boehner	528,980,513	6,356,717
Kevin P. Murphy	528,930,355	6,406,875
Douglas Maine	528,810,093	6,527,137
Brian Mulroney	528,897,227	6,440,003
William C. Van Faasen	528,787,354	6,549,876
Katie J. Bayne	528,858,273	6,478,957
Patricia Lopez	529,044,735	6,292,495
Peter Caldini	529,147,047	6,190,183
Steven Strom	528,867,303	6,469,927

2.The appointment of Marcum LLP as the Company's independent registered public accounting firm to hold office until the next annual general meeting or until a successor has been appointed, and to authorize the Board of Directors of the Company to fix the auditor’s remuneration. This proposal was approved as set forth below:

Shares Voted For	Shares Withholding Authority
548,809,326	6,421,567

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACREAGE HOLDINGS, INC.

Date: June 14, 2023	/s/ Corey Sheahan
Corey Sheahan Executive Vice President, General Counsel and Secretary